Exhibit 99.1

October 22, 2014

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2014 THIRD QUARTER FINANCIAL RESULTS

•	127 consecutive quarters of profitability

•	Net income per diluted share for three months ended September 30, 2014 was $0.12, an increase of 33% compared to $0.09 for the third quarter, 2013

•	Efficiency ratio for the second quarter improved to 70.17%, compared to 81.64% for the same quarter in 2013

•	Loans increased 5.8% since September 30, 2013

•	Non-performing assets to total assets remain at low levels, 0.67% at September 30, 2014

CANFIELD, Ohio (October 22, 2014) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and nine months ended September 30, 2014.

Net income for the three months ended September 30, 2014 was $2.3 million, or $0.12 per diluted share, which compares favorably to $1.6 million, or $0.09 per diluted share for the third quarter ended September 30, 2013. Net income for the nine months ended September 30, 2014 was $6.8 million, a 24.3% increase compared to $5.5 million for the same period in 2013. On a per share basis, net income for the nine months ended September 30, 2014 was $0.36, an increase of 24.1% compared to the nine month period ended September 30, 2013. Last year’s results included $1.3 million in severance expenses related to terminated employees.

Kevin J. Helmick, President and CEO, stated, “Our improvement in net income for the nine months ended September 30, 2014 and the third quarter of 2014 is a result of our continued focus on increasing noninterest income and control of noninterest expenses. The continued focus on increasing fee-based revenues and reducing expenses has also contributed to an improvement in our efficiency ratio to 69.9% from 77.2% during the first nine months of 2014 compared to the same period in 2013. It is important to note that noninterest income excluding security gains has increased 8.4% in comparing the third quarter of 2014 to the third quarter of 2013. We are also pleased to report that loans increased 5.8% in the past twelve months.”

2014 Third Quarter Financial Highlights

•	Loan growth

Total loans were $647 million at September 30, 2014, compared to $611.3 million at September 30, 2013. This represents an increase of 5.8%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, commercial and industrial and residential real estate loan portfolios. Loans comprised 59.0% of the Bank’s average earning assets in 2014, an improvement compared to 55.7% in 2013.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.67%. Early stage delinquencies also continue to remain at low levels, at $4.9 million or 0.76% of total loans at September 30, 2014.

•	Net interest margin

The net interest margin for the quarter ended September 30, 2014 was 3.58%, an increase of 4 basis points from 3.54% reported for the quarter ended June 30, 2014. Asset yields increased 2 basis points, while the cost of interest-bearing liabilities decreased 2 basis points.

•	Noninterest income

Noninterest income was $3.9 million for the third quarter of 2014, an 8.4% improvement compared to the same quarter in 2013, after excluding security gains of $1 thousand in current quarter and $597 thousand in the prior year’s quarter. Trust fees increased $193 thousand or 14.1%, service charges on deposit accounts also increased $78 thousand or 12.3% and retirement plan consulting fees increased $551 thousand or 269.8%. Investment commissions also increased $205 thousand or 118.5%.

•	Noninterest expenses

The Company underwent a cost reduction program in 2013 that included the closure of two retail branch locations and the elimination of several full time positions. During the first nine months of 2014, the company has remained committed to managing the level of noninterest expenses. As a result of these actions, the Company’s noninterest expenses were $9.8 million for the quarter ended September 30, 2014, compared to the $10.9 million reported in the third quarter in 2013. Excluding severance expenses of $1.3 million for terminated employees recorded in the quarter ended September 30, 2013, noninterest expenses would have been $9.6 million.

•	Capital Management

On July 29, the Company announced an odd lot share buyback program with the goal of reducing servicing and administrative costs associated with shareholders who own 99 or fewer shares. This program resulted in 6,568 shares purchased for $50 thousand. In addition to the odd lot buyback program, the Company repurchased 221,500 shares in the open market at a cost of $1.7 million. Both of these programs reduced total common shares outstanding by 1.2% from June 30, 2014. The tangible common equity ratio improved to 9.88% at September 30, 2014 compared to 8.96% one year ago.

2014 Outlook

Mr. Helmick added: “We continue to experience increases in noninterest income and growth in our loan portfolio which has resulted in higher total revenue. We look forward to the ensuing quarters as the economic outlook improves. We also continue our discipline of closely monitoring levels of non-interest expense while growing non-interest revenues.”

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC, Farmers of Canfield Investment Co., Farmers Trust Company and National Associates, Inc. Farmers’ operates eighteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Boardman and Howland. Farmers offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Nine Months Ended
	Sept 30, 2014	June 30, 2014	March 31, 2014	Dec 31, 2013	Sept 30, 2013	Sept 30, 2014	Sept 30, 2013	Percent Change
Total interest income	$10,413	$10,118	$10,063	$10,298	$10,122	$30,594	$30,661	-0.2%
Total interest expense	1,128	1,166	1,207	1,257	1,274	3,501	3,806	-8.0%

Net interest income	9,285	8,952	8,856	9,041	8,848	27,093	26,855	0.9%
Provision for loan losses	425	300	330	525	340	1,055	765	37.9%
Other income	3,880	3,797	3,433	3,641	4,173	11,110	10,273	8.1%
Other expense	9,776	9,378	9,141	9,221	10,926	28,295	29,836	-5.2%

Income before income taxes	2,964	3,071	2,818	2,936	1,755	8,853	6,527	35.6%
Income taxes	688	720	627	641	143	2,035	1,042	95.3%

Net income	$2,276	$2,351	$2,191	$2,295	$1,612	$6,818	$5,485	24.3%

Average shares outstanding	18,706	18,781	18,778	18,776	18,776	18,755	18,773
Pre-tax pre-provision income	$3,389	$3,371	$3,148	$3,461	$2,095	$9,908	$7,292
Basic and diluted earnings per share	0.12	0.13	0.12	0.12	0.09	0.36	0.29
Cash dividends	559	563	563	563	563	1,685	1,684
Cash dividends per share	0.03	0.03	0.03	0.03	0.03	0.09	0.09
Performance Ratios
Net Interest Margin (Annualized)	3.58%	3.54%	3.56%	3.53%	3.47%	3.57%	3.59%
Efficiency Ratio (Tax equivalent basis)	70.17%	69.68%	69.87%	67.96%	81.64%	69.91%	77.21%
Return on Average Assets (Annualized)	0.79%	0.83%	0.78%	0.78%	0.56%	0.80%	0.64%
Return on Average Equity (Annualized)	7.37%	7.85%	7.65%	7.23%	5.60%	7.61%	6.26%
Dividends to Net Income	24.56%	23.95%	25.70%	24.53%	34.93%	24.71%	30.70%

Consolidated Statements of Financial Condition

	Sept 30, 2014	June 30, 2014	March 31, 2014	Dec 31, 2013	Sept 30, 2013
Assets
Cash and cash equivalents	$28,294	$28,070	$29,333	$27,513	$40,303
Securities available for sale	404,895	409,285	427,625	422,985	438,127
Loans held for sale	895	275	1,026	158	1,016
Loans	646,981	637,774	626,186	630,684	611,349
Less allowance for loan losses	7,333	7,356	7,387	7,568	7,369

Net Loans	639,648	630,418	618,799	623,116	603,980

Other assets	66,007	65,238	64,217	63,554	64,693

Total Assets	$1,139,739	$1,133,286	$1,141,000	$1,137,326	$1,148,119

Liabilities and Stockholders’ Equity
Deposits	$913,000	$907,443	$923,033	$915,216	$903,410
Other interest-bearing liabilities	90,649	93,807	92,815	101,439	118,322
Other liabilities	14,689	11,016	7,829	7,664	13,863

Total liabilities	1,018,338	1,012,266	1,023,677	1,024,319	1,035,595
Stockholders’ Equity	121,401	121,020	117,323	113,007	112,524

Total Liabilities and Stockholders’ Equity	$1,139,739	$1,133,286	$1,141,000	$1,137,326	$1,148,119

Period-end shares outstanding	18,559	18,781	18,781	18,776	18,776
Book value per share	$6.54	$6.44	$6.25	$6.02	$5.99
Tangible book value per share	6.02	5.91	5.71	5.47	5.43
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	16.64%	16.60%	16.51%	16.26%	16.28%
Tier 1 Capital to Risk Weighted Assets (a)	15.61%	15.57%	15.47%	15.19%	15.22%
Tier 1 Capital to Average Assets (a)	9.90%	9.87%	9.73%	9.36%	9.29%
Equity to Asset Ratio	10.65%	10.68%	10.28%	9.94%	9.80%
Tangible Common Equity Ratio	9.88%	9.89%	9.48%	9.11%	8.96%
Net Loans to Assets	56.12%	55.63%	54.23%	54.79%	52.61%
Loans to Deposits	70.86%	70.28%	67.84%	68.91%	67.67%
Asset Quality
Non-performing loans	$7,219	$8,140	$8,494	$9,091	$9,124
Other Real Estate Owned	381	352	174	171	208
Non-performing assets	7,600	8,492	8,668	9,262	9,332
Loans 30 - 89 days delinquent	4,938	3,460	2,473	3,600	2,348
Charged-off loans	756	650	836	620	915
Recoveries	308	319	325	294	354
Net Charge-offs	448	331	511	326	561
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.28%	0.21%	0.34%	0.22%	0.38%
Allowance for Loan Losses to Total Loans	1.13%	1.15%	1.18%	1.20%	1.21%
Non-performing Loans to Total Loans	1.12%	1.28%	1.36%	1.44%	1.49%
Allowance to Non-performing Loans	101.58%	90.37%	86.97%	83.25%	80.77%
Non-performing Assets to Total Assets	0.67%	0.75%	0.76%	0.81%	0.81%

(a) September 30, 2014 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	Sept 30, 2014	June 30, 2014	March 31, 2014	Dec 31, 2013	Sept 30, 2013
Stockholders’ Equity	$121,401	$121,020	$117,323	$113,007	$112,524
Less Goodwill and other intangibles	9,768	9,960	10,151	10,343	10,546

Tangible Common Equity	$111,633	$111,060	$107,172	$102,664	$101,978

Reconciliation of Total Assets to Tangible Assets

	Sept 30, 2014	June 30, 2014	March 31, 2014	Dec 31, 2013	Sept 30, 2013
Total Assets	$1,139,739	$1,133,286	$1,141,000	$1,137,326	$1,148,119
Less Goodwill and other intangibles	9,768	9,960	10,151	10,343	10,546

Tangible Assets	$1,129,971	$1,123,326	$1,130,849	$1,126,983	$1,137,573

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended					For the Nine Months Ended
	Sept 30, 2014	June 30, 2014	March 31, 2014	Dec 31, 2013	Sept 30, 2013	Sept 30, 2014	Sept 30, 2013
Income before income taxes	$2,964	$3,071	$2,818	$2,936	$1,755	$8,853	$6,527
Provision for loan losses	425	300	330	525	340	1,055	765

Pre-tax, pre-provision income	$3,389	$3,371	$3,148	$3,461	$2,095	$9,908	$7,292